BUSINESS DEVELOPMENT AGREEMENT
                         ------------------------------

     THIS  BUSINESS DEVELOPMENT AGREEMENT (this "Agreement") is entered into and
                                                 ---------
is  effective  as  of  May 25, 2001 (the "Effective Date") by and between E-REX,
                                          --------------
INC., a Nevada corporation with principal offices at 11645 Biscayne Blvd, Suite 210, Miami, Florida 33181 ("Company") and BIG APPLE CONSULTING U.S.A., INC, a
                               -------
Delaware corporation, with principal offices at 2234 East Semoran Boulevard, Apopka, Florida 32703 ("Consultant").
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                                R E C I T A L S:
                                - - - - - - - -

     A. Consultant is a company having personnel familiar with the personal computer, telecommunications, portable and handheld communication device and similar industries in Europe, has certain pre-existing, definite, identifiable relationships with key authorized product development, manufacturing and purchasing personnel within leading companies in such industries and is now actively engaged in the business of developing such relationships for, and making such introductions to, businesses like Company.

     B. Company is currently developing a portable wireless internet-capable device (the "Dragonfly") which should have complete working prototype models
               ---------
available sometime after the date of this Agreement and is engaged in the provision of various business services.

     C. Company desires to promote itself, the Dragonfly and its various business services through Consultant's efforts in Europe pursuant to the terms and conditions of this Agreement.


                                   T E R M S:
                                   - - - - -

     NOW THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

1.     Recitals.  The  foregoing  recitals  are  true and correct and are hereby
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incorporated  by  reference  into  the  substance  of  this  Agreement.

2.     Engagement  of  Consultant  and  Designation  of  Individual.
       ------------------------------------------------------------

     A. Company hereby engages Consultant (i) to promote Company, the Dragonfly and Company's business services in Europe, (ii) to identify and develop key relationships for manufacturing, marketing, selling and the like of the Dragonfly in Europe, (iii) to introduce Company and the Dragonfly to key players in the personal computer, telecommunications, portable and handheld communication device and similar industries in Europe, and (iv) to otherwise generally develop business relationships and opportunities in Europe for Company, which are consistent with Company's business operations with specific focus on the Dragonfly.

     B. Keith Jablon shall be designated as the individual employee within Consultant (the "Consultant Designee") to be primarily responsible for
                   --------------------
Consultant's engagement with Company and who will act as Company's representative in Europe for purposes of satisfying Consultant's obligations hereunder. Consultant shall not change Consultant Designees without the prior written approval of Company, nor shall Consultant allow any other employee, contractor, consultant, agent or the like to communicate on behalf, or as an agent or representative, of Company, or otherwise engage in the business development activities provided for hereunder, without Company's prior written approval.

3.     Services  to  be  Performed  by  Consultant.
       -------------------------------------------

     A Within three (3) weeks from the date of this Agreement, Consultant shall prepare and deliver to Company an in-depth market analysis (the "Market
                                                                          ------
Analysis")  of  the  Northern  European  market  for  personal  computers,
---------
telecommunications and handheld and portable communications devices. The analysis shall include, at a minimum, (i) the size and characteristics of the market segments, potential customers for the Dragonfly, potential European partners for Company, potential Dragonfly manufacturing, marketing, sales and distribution partners or affiliates for Company and potential product or business competitors to Company or the Dragonfly. Without limiting the scope or coverage of the report, the analysis shall include relevant information concerning Ericsson, Nokia, Siemens, Telia Mobile AB, Europolitan, Orange, Duetch Telecom, Manasman and other significant players in the industries.

     B. Consistent with the results of the Market Analysis, Consultant shall prepare and deliver to Company a strategic action plan and timeline (the "Action
                                                                          ------
Plan")  for  introducing  Company and the Dragonfly into the European market and
----
engaging European partners, affiliates, agents, and other individuals and entities for purposes of manufacturing, marketing, selling and distributing the Dragonfly in Europe.

     C. In connection with its implementation of the Action Plan, Consultant shall act as Company's agent in Europe for purposes of identifying such European partners, affiliates, agents and other individuals and entities, negotiating (with the full prior knowledge and consent of Company, including approval of Company's Board of Directors where necessary) the terms and conditions of appropriate documentation to consummate the appropriate relationships and otherwise overseeing, having primary responsibility for and facilitating the introduction, testing and acceptance of the Dragonfly by potential and existing partners, affiliates, agents, individuals and entities.

     D. Consultant shall otherwise act on behalf of Company in a manner consistent with usual and customary business development practices in the personal computer, telecommunications, handheld and portable communication device and similar industries and shall undertake all reasonable actions and activities in connection therewith in the best interest of Company. Consultant Designee shall spend not less than twenty-five (25) hours per week diligently focused on business development activities related to, and directly for the benefit of, Company. Subject to any delays not within the control of Company, Company shall, within sixty (60) days after the Effective Date, provide to Consultant a prototype of the Dragonfly for use by Consultant Designee.

2.     Term  &  Fees.
       -------------

     A. The term of this Agreement shall commence on the Effective Date and shall expire at 5:00 p.m., Miami, Florida time, on the last day of the sixth
(6th)  full calendar month thereafter (the "Initial Term").  Upon the expiration
                                            ------------
of the Initial Term of this Agreement, and upon the expiration of each Renewal Term (hereinafter defined) thereafter, this Agreement shall automatically renew for an additional six (6) month period (each a "Renewal Term"), provided that
                                                   ------------
the parties, prior to the expiration of the Initial Term or any Renewal Term, as applicable, shall have executed and delivered a written instrument specifying their intention for this Agreement to be renewed and any mutually agreed upon modifications of this Agreement; otherwise, this Agreement shall expire and become null and void immediately upon the expiration of the Initial Term or any then current Renewal Term. Notwithstanding the foregoing, Company may, at any time, for any reason, terminate this Agreement upon written notice to Consultant.

     B. As compensation for Consultant's services hereunder, Consultant shall be entitled to receive:

     1.   Promptly  upon  execution  and  delivery of this Agreement, $30,000.00
          (US) cash or a number of restricted shares of Company's common stock then equal in value to $39,000.00 based on the closing bid price on the day of execution.

     2. Within thirty (30) days of Company's receipt of an invoice from Consultant, but not more frequently than once per month, an amount equal to the reasonable and necessary actual out-of-pocket expenses (which have been approved in advance by Company and for which Consultant has provided descriptive receipts or other reasonably descriptive documentation) incurred by Consultant in the course of performing its obligations hereunder.

     3. An amount equal to five percent (5.0%) of the gross revenue received by Company for sales occurring in Europe during the term of this Agreement of Company's products or services (including, without limitation, the Dragonfly) directly resulting from Consultant's efforts pursuant to this Agreement. This amount shall be payable upon Company's receipt of such revenues and payment of Company's obligations in the ordinary course of its business.

3.     Non-Exclusive  License.
       ----------------------

     A. Provided Consultant complies with the terms and conditions of this Agreement, Company hereby grants to Consultant, during the term of this Agreement, a non-exclusive license to use within Europe Company's present and future trademarks, trade names, service marks, brand names, logos and slogans, provided such usage conforms with Company's guidelines.

     B. No license granted herein shall be assignable or transferable, and Consultant will not grant any sublicense without Company's express written permission.

4.     Proprietary  Information and Disclosure.  Consultant acknowledges that in
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the  course of performing under this Agreement it may obtain Company information which  is  of a confidential and proprietary nature ("Proprietary Information").
                                                      -----------------------
Such Proprietary Information may include, but is not limited to, business information such as marketing strategies and principles, trade secrets, existing and potential customers, and, sales and marketing plans. Consultant, its employees, agents, and representatives shall, during the term of this Agreement and after its termination, keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than in the course of Consultant's performance under this agreement, and shall diligently protect any and all Proprietary Information of Company from unauthorized disclosure.

5.     Relationship  of  the Parties.  Consultant is and will hold itself out to
       -----------------------------
be an independent contractor and not an agent, partner or employee of Company. Consultant is not authorized to make any promise, warranty or representation on Company's behalf with respect to any of Company's products or services or any other matter, except as expressly authorized by Company.

6.     Notice.  All  notices  must  be  in  writing  and sent to the appropriate
       ------
address listed above or to such other address as either party may request in accordance with this Section 6, by certified mail, return receipt requested, or by reputable overnight courier service. Notice shall be deemed given as of the date of deposit with the United States Postal Service (in the case of certified mail) or the reputable overnight courier.

7.     Miscellaneous.
       -------------

     A. Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

     B. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnities of each of the parties to this Agreement.

     C. This Agreement and the interpretation and enforcement of the terms of this Agreement shall be governed under and subject to the laws of the State of Florida. Venue for any action taken hereunder shall be Dade County, Florida.

      D. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

     E. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

     F. Wherever the context so requires, the singular number shall include the plural and the plural shall include the singular.

     G. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

     H. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

     I. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and, when taken together shall constitute one and the same instrument.

     J. Except as permitted under this Section 4 above, each of the parties hereto agrees to bear its own costs, attorney's fees and related expenses associated with this Agreement.

     K. Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in Miami, Florida. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate a panel of three arbitrators from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in this Section 7). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within sixty
(60) days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgement in accordance with that decision may be entered in any court having jurisdiction thereof.

     L. Neither Company, nor Consultant, shall have the right to assign or delegate this Agreement or any rights or obligations created hereby unless the non-assigning party expressly approves the assignment in writing.

M. A responsible officer of each party has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of that party to execute it.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                   COMPANY:
                                   -------

                                   E-REX,  INC.,  a  Nevada  corporation

                                   /s/  Carl  E.  Dilley

                                   By:  Carl  E.  Dilley,  President



                                   CONSULTANT:
                                   ----------

                                   BIG  APPLE  CONSULTING  U.S.A.,  INC.,
                                   a  Delaware  corporation

                                   /s/  Marc  Jablon

                                   By:  Marc  Jablon,  President